SHARE EXCHANGE AGREEMENT


         THIS AGREEMENT (the "AGREEMENT"), made and entered into as of September 30, 1999, by and among ACCESS POWER, INC., a Florida corporation (the "COMPANY") and Glenn Smith, a resident of Florida (the "SHAREHOLDER"),

                              W I T N E S S E T H :

         WHEREAS,  the  Company  intends  to enter  into a  Securities  Purchase
Agreement, dated the date hereof with the purchaser named therein, the Shareholder and certain other shareholders of the Company (the "SECURITIES PURCHASE AGREEMENT"), providing for the issuance of the securities specified therein, including debentures ("DEBENTURES") convertible into, and warrants ("WARRANTS") exercisable for, shares of Common Stock of the Company ("COMMON SHARES"); and

         WHEREAS, in order to consummate the purchase of the Debentures and Warrants the purchaser thereof is requesting that the Company increase its available authorized but unissued shares of Common Stock; and

         WHEREAS, the Company must reacquire shares of its Common Stock to increase its authorized Common Stock within the time necessary to consummate the transactions contemplated in the Securities Purchase Agreement; and

         WHEREAS, Shareholder is willing to exchange Common Shares currently held by Shareholder for Series B Convertible Preferred Stock of the Company ("PREFERRED STOCK"), immediately prior to the closing of the Securities Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.       EXCHANGE OF SHARES.

                  Immediately  prior to the closing of the  Securities  Purchase
Agreement:

                  (a) Shareholder will sell, transfer, and assign to Company all of Shareholder's right, title, and interest in and to that number of Common Shares indicated next to his signature below and currently held by Shareholder (the "EXCHANGE SHARES") and shall deliver the certificate(s) representing ownership of the Exchange Shares to the Company at its principal office.

                  (b) The Company shall issue to Shareholder that number of shares of Preferred Stock indicated next to his signature below (the "PREFERRED SHARES") in exchange for the Exchange Shares.

         2.       CONVERSION OF PREFERRED SHARES.

                  (a) Shareholder shall not be entitled to convert any of the Preferred Shares into Common Shares prior to the expiration of the Restriction Period, as defined in Section 5.v of the Securities Purchase Agreement.

                  (b) Shareholder shall immediately convert all of the Preferred Shares into Common Shares upon the expiration of the Restriction Period, or as soon thereafter as the Company has available Common Shares for issuance upon such conversion.

         3.       SUCCESSORS AND ASSIGNS.

                  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company and Shareholder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                               ACCESS POWER, INC.


                                               By:  /s/ Tod R. Smith
                                               Title:

Number of Common Shares
to be exchanged:                               SHAREHOLDER:


2,662,000                                      /s/ Glenn Smith
                                               Print Name:  Glenn Smith

Number  of  shares  of  Series B
Convertible  Preferred  Stock
to be  issued in exchange:


2,662

                             Schedule of Agreements


         A Share Exchange Agreement in this form also was entered into on September 30, 1999 with the below-named officers and directors with respect to the number of shares indicated:

                          Shares of Common      Shares of Series B Convertible
Name                      Stock Exchanged       Preferred Stock Issued
----                      ---------------       ----------------------

Maurice Matovich              450,000                       450
Tod Smith                     640,000                       640
Howard Kaskel*                200,000                       200



* Section 2(a) of Mr. Kaskel's agreement varies from the above form and reads as follows:

"Shareholder shall not be entitled to convert any of the Preferred Shares into Common Shares until the earlier to occur of (i) the expiration of the Restriction Period, as defined in Section 5.v of the Securities Purchase Agreement, and (ii) such time as the undersigned Shareholder, Howard Kaskel, is not an employee or independent contractor of the Company or in any other manner, directly or indirectly, receives payment for services rendered to the Company."